EXHIBIT 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of April 25, 2007.

PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P. By: Palisade Concentrated Holdings, L.L.C., its general partner

By:	/s/ Steven E. Berman
	Name:	Steven E. Berman
	Title:	Designated Managing Member

PALISADE CONCENTRATED HOLDINGS, L.L.C.
By:	/s/ Steven E. Berman
	Name:	Steven E. Berman
	Title:	Designated Managing Member

PALISADE CAPITAL MANAGEMENT, L.L.C.
By:	/s/ Dennison T. Veru
	Name:	Dennison T. Veru
	Title:	Managing Member

ROG ACQUISITION, INC.
By:	/s/ Steven E. Berman
	Name:	Steven E. Berman
	Title:	President

/s/ Steven E. Berman Name: Steven E. Berman

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/s/ Dennison T. Veru Name: Dennison T. Veru

/s/ Dean J. Yimoyines Name: Dean J. Yimoyines

/s/ Linda Yimoyines Name: Linda Yimoyines

/s/ William A. Schwartz, Jr. Name: William A. Schwartz, Jr.

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